UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2010

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)
On April 16, 2010, ClearOne Communications, Inc. (the “Company”) received a letter from NASDAQ Stock Market stating that the Company no longer complies with NASDAQ Marketplace Rule 5250(c)(1) as a result of delay in filing its transition report in Form 10-K (“Form 10-K”) for the period ended December 31, 2009. The letter was issued by NASDAQ under NASDAQ Listing Rule 5810(b) for ClearOne’s failure to comply with NASDAQ Listing Rule 5250(c)(1). ClearOne has 60 calendar days, or until June 15, 2010, to submit to NASDAQ a plan (the “Plan”) to regain compliance with the NASDAQ Listing Rules. ClearOne intends to file its Form 10-K as soon as possible and before the Plan has to be submitted to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: April 22, 2010	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer